Exhibit 99.1

Forest City Reports Second-Quarter and Year-to-Date Financial Results



    CLEVELAND--(BUSINESS WIRE)--Sept. 10, 2007--Forest City
Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced revenues, net earnings and EBDT for the second quarter and six months ended July 31, 2007.

    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the second quarter was $71.2 million, or $0.66 per share, a
20.0 percent increase on a per share basis compared with last year's second-quarter EBDT of $56.7 million, or $0.55 per share. EBDT for the six months ended July 31, 2007 was $105.7 million, or $0.98 per share, compared with last year's $120.0 million, or $1.16 per share.

    Fiscal second-quarter net earnings were $67.8 million, or $0.63 per share, compared with $7.5 million, or $0.07 per share, in the prior year. The primary reason for the increase in net earnings for the second quarter of 2007 was the gain on disposition of properties, with no similar transactions occurring in 2006. Net earnings for the six months were $50.6 million, or $0.48 per share, compared with $60.8 million, or $0.59 per share, in 2006.

    Second-quarter 2007 consolidated revenues were $287.6 million compared with $250.8 million last year. First-half revenues were $556.0 million compared with $512.6 million for the six months ended July 31, 2006.

    EBDT and EBDT per share are non-Generally Accepted Accounting
Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "The fundamentals in the rental properties business remain strong, as our portfolio of mature properties continues to perform well. Strong occupancies and favorable comparable NOI performance are evidence of this strength. In addition to our operating portfolio, new property openings continue to perform at or above expectations. These results are in sharp contrast to our land business, where we anticipated an industry-wide slowdown; however, the impact has been broader and deeper than expected. The downturn in the for-sale housing business and the related impacts on the sub-prime mortgage business lead us to believe that we will see no signs of improvement in the near term and, in fact, we expect to see continued softening."

    Ratner continued, "Our EBDT for the quarter grew by 20 percent on a per share basis - driven by approximately $11.0 million of additional EBDT from our investment real estate operations; a $9.3 million increase in the market value of certain 10-year forward-swaps used to hedge future financings; and a $5.0 million gain on the sale of Sterling Glen of Roslyn, a supported-living project that was under construction at the time of disposition. These increases were partially offset by decreased EBDT of $7.1 million reported in the Land Development Group and $4.4 million in increased pre-tax corporate interest expense primarily related to the Puttable Equity-Linked Senior Notes issued in October 2006.

    "For the first six months, while our EBDT decreased by 11.9 percent from the prior year, our rental properties business performed well, as EBDT from our investment Real Estate Groups was up approximately $12.3 million. First-half results were also favorably impacted by the change in fair market value of $7.8 million of 10-year forward swaps and the $5.0 million net gain on the sale of Sterling Glen of Roslyn. More than offsetting these increases were the results from our Land Development Group, which was down $16.7 million in the first half of 2007 compared with the same period last year. Additionally, sales of commercial outlots in our Commercial Group were down $5.1 million, and Historic Preservation Tax Credits income decreased by $7.1 million. Corporate interest expense was up approximately $8.0 million over last year, due primarily to the Senior Notes issued in October 2006."

    Comparable property net operating income (NOI) increased 4.5 percent during the second quarter compared with the same period a year ago. The retail and office portfolios were up 3.1 percent and 2.7 percent, respectively. In the residential portfolio, comparable property NOI increased 6.4 percent. Comparable property NOI, defined as NOI from properties operated in both 2007 and 2006, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule of comparable property NOI on the full consolidation method.

    Fiscal 2007 mid-year comparable occupancies were up or stable overall compared with the same period a year ago. Comparable retail occupancies were 94.7 percent through the first six months of 2007 compared with 94.4 percent in the same period a year ago. Comparable office occupancies were 92.9 percent compared with 93.1 percent last year. Comparable occupancies in the residential business increased to
95.6 percent compared with 95.3 percent last year.

    Recent and Upcoming Milestones

    Several milestones and new growth opportunities marked the Company's progress in the first half of fiscal 2007, as evidenced by the upcoming opening of the New York Times Building, the groundbreakings on three large retail projects, and the ramp-up in the Military Housing business.

    The 1.5-million-square-foot New York Times Building is already occupied by the The New York Times Company and will open to Forest City's tenants in the third quarter of 2007. Signed lease agreements represent 86 percent of the 737,000 square feet of space owned by Forest City. The Times building will be one of the largest single assets in the Company's portfolio - representing $411.4 million of cost at its share ($517.5 million on a full consolidation basis).

    During the first half, Forest City broke ground on three retail centers -- Ridge Hill, a lifestyle center in Yonkers, New York; The Shops at White Oak Village near Richmond, Virginia; and the Village at Gulfstream in Hallandale, Florida.

    Forest City announced three new Military Housing opportunities during the second quarter. The Military Housing group will be responsible for the demolition, renovation and new construction of homes and will provide ongoing asset and property management. The addition of these three projects will bring the Company's military family housing program to 8,966 units under management.

    Forest City and a 50/50 partner closed on a transaction to develop and manage 427 military family housing units at the Air Force Academy in Colorado Springs, Colorado. In addition, Forest City expects to close within 30 days on two other military family housing projects - 917 Marine Corps family homes on Oahu, bringing its total to 6,563 military family units in Hawaii; and 318 units at Naval Activities Station (NAS) Mid-South in Millington, Tennessee, bringing its total to 1,976 military family units in the Midwest.

    In addition, Forest City entered into an agreement to acquire American Eagle Communities' interest in 2,985 Navy housing units and ancillary facilities in the Puget Sound area of Washington state. The transaction is subject to approval by the Navy and the consent of bondholders, with the latter taking longer than anticipated.

    The Company continued to be an aggressive seller of real estate during the first half of the year. The short-term decline in earnings resulting from these dispositions should be more than offset by the long-term value of reinvesting the proceeds in future development projects at higher returns.

    During the first half, Forest City took advantage of premium property valuations, and in the second quarter, chose to exit the supported-living business by reaching an agreement with Atria Senior Living Group to sell eight and lease four properties. The transaction included 1,628 units valued at more than $600 million and is expected to generate net cash proceeds of approximately $270 million. Sales through the second quarter resulted in a pre-tax gain of $91.3 million, including the disposition of Sterling Glen of Roslyn. Eleven of the properties are in the Greater New York City market area; the other is in Florida.

    Forest City also disposed of the Landings of Brentwood, a 724-unit apartment community in Nashville, Tennessee, for a pre-tax gain of $25.1 million.

    Other second-quarter milestones included:

    -- Opened Botanica Phase II, a 154-unit addition to one of its first apartment communities at the Company's Stapleton project in Denver.

    -- Completed and opened California's first Bass Pro Shops Outdoor World, located at Forest City's Victoria Gardens, strengthening the attractiveness of this lifestyle center in Rancho Cucamonga, California.

    -- Completed two acquisitions to expand the Company's presence in the Richmond, Virginia area - adding the 259-unit Cameron Kinney apartments to its existing residential community at Tobacco Row, and acquiring approximately 600,000 square feet of office space in the Richmond Office Park.

    -- Closed on the Company's largest ever construction loan in August, a $630 million financing for the Ridge Hill regional lifestyle center in Yonkers, New York.

    -- Acquired a 60 percent interest in a 12.7-acre development site in downtown Las Vegas.

    -- Entered into a partnership with General Growth Properties to develop a mixed-use project on 400 acres in Frisco, Texas, a Dallas suburb.

    -- Signed an agreement with the Presidio Trust to redevelop the former public health service hospital in the Presidio of San Francisco into an apartment community.

    Development Pipeline Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's projects under construction or under development.

    Projects Under Construction/Planned Openings

    At the end of the second quarter, Forest City's pipeline included 17 projects under construction, representing a total cost of $2.4 billion of cost at the Company's pro-rata share ($1.8 billion on a full consolidation basis). Including the projects opened during the first half of the year, a total of 10 projects are scheduled to open in fiscal 2007. Total planned openings for the year represent $917.7 million at the Company's pro-rata share ($956.6 million of cost on a full consolidation basis).

    The Company broke ground on the Ridge Hill mixed-use project, with
1.2 million square feet of retail located in Yonkers, New York. Financing for this 81-acre project is being provided by Bank of America, ING Real Estate Finance and Key Bank Real Estate Capital. Ridge Hill is expected to open in 2009. Tenant commitments include:
National Amusements (12-screen theater), Whole Foods Market, and L.L.Bean, as well as interest from other high-quality tenants.

    Also in the retail development pipeline, Forest City broke ground for The Shops at White Oak Village, a 796,000-square-foot retail center near Richmond, Virginia, representing a cost of $70.1 million on both a full consolidation and pro-rata share basis. The center is expected to include a power center and a lifestyle center component. Recently announced retailers include Sam's Club, Target, JCPenney, Lowe's, Ukrop's Super Markets and Circuit City.

    Under construction and scheduled to open within the next 24 months are four other retail centers: Orchard Town Center (968,000 square feet) in Westminster, Colorado; Shops at Wiregrass (646,000 square feet) in Tampa, Florida; East River Plaza (514,000 square feet) in Manhattan, New York; and Village at Gulfstream (392,000 square feet) in Hallandale, Florida. These four properties are being developed at a total cost of $582.9 million at the Company's pro-rata share ($158.5 million at full consolidation).

    The 278,000-square-foot 855 North Wolfe Street will be the first office building at the Company's Science + Technology Park at Johns Hopkins in East Baltimore, Maryland. This building represents $104.7 million of cost on a full consolidation basis and $80.2 million at the Company's pro-rata share. Johns Hopkins University will be the lead tenant in this building, which is currently under construction and scheduled to open in 2008.

    Projects Under Development

    At the end of the second quarter, Forest City had more than 15 projects under development, representing approximately $2.0 billion of cost on a full consolidation basis and at the Company's share. Among the projects under development and scheduled to begin construction during the next year are eight projects totaling more than $600 million of cost on a full consolidation basis and at the Company's pro-rata share.

    Forest City recently added two significant development opportunities to its pipeline. In downtown Las Vegas, the Company acquired a 60 percent interest in 12.7 acres, representing $136 million in total cost, to develop a major regional transportation terminal, city office buildings and other commercial buildings on a five-city-block site.

    In Frisco, Texas, a suburb north of Dallas, Forest City has entered into a partnership with General Growth Properties, Inc., to develop a master plan for a "town square" development that includes shopping, dining, residential, hotel and office components on approximately 400 acres.

    During the quarter, the Company signed an agreement with the Presidio Trust to redevelop the former public health service hospital in the Presidio of San Francisco into an apartment community of up to 161 residential units at the foot of the Golden Gate Bridge. The historic buildings on the site will be rehabilitated and the non-historic wings of the main hospital building will be removed to make way for new construction. Two other residential projects currently under development and expected to begin construction in 2007 are the 893-unit Beekman Towers in Manhattan and the 305-unit Haverhill project in Haverhill, Massachusetts.

    Currently not included in the development pipeline totals above are other long-term projects on which the Company continues to make progress, such as Atlantic Yards in Brooklyn, Mesa del Sol in Albuquerque, and The Yards in Washington, D.C.

    Financing Activity

    During the first six months of 2007, Forest City closed on transactions totaling $920.5 million in nonrecourse mortgage financings, including $210.7 million in refinancings, $223.1 million in development projects and acquisitions, and $486.7 million in loan extensions and additional fundings.

    As previously announced in June, the Company negotiated a new three-year credit agreement with its 13-member bank group. The new agreement features improved pricing and allows for a $150 million accordion feature during the term, which would increase the Company's revolving credit facility to $750 million.

    As of July 31, 2007, the Company's weighted average cost of mortgage debt decreased to 6.04 percent from 6.06 percent at July 31, 2006, primarily due to a decrease in fixed-rate mortgage debt. Fixed-rate mortgage debt, which represented 69.5 percent of the Company's total nonrecourse mortgage debt, decreased from 6.33 percent at July 31, 2006 to 6.08 percent at July 31, 2007. The variable-rate mortgage debt increased from 5.65 percent at July 31, 2006 to 5.96 percent at July 31, 2007.

    Ratner said, "It is widely acknowledged that the capital markets have changed significantly since the end of the second quarter. Difficulties in the sub-prime mortgage markets have negatively impacted lending and capital markets. There has been a 'flight to safety' by virtually all capital suppliers and they are demanding higher premiums to take on additional risk. Underwriters are proceeding more cautiously and are having difficulty determining appropriate pricing given the uncertainty in the marketplace. It will likely take some time for the market to find the appropriate level of price equilibrium -- and the markets will remain volatile until that equilibrium is reached."

    Despite this volatility, the Company has been able to secure financing for its projects. The closing of the Ridge Hill financing discussed above was a significant milestone. Forest City has since closed construction financings for three additional development projects (White Oak Village, The Shops at Wiregrass and Village at Gulfstream). Additionally, the Company recently closed the permanent refinancing of its Charleston (West Virginia) Mall property.

    Forest City is finding lenders to be more selective, utilizing more conservative underwriting and increasing their spreads. Although Forest City perhaps has not yet seen the full impact of the changes in the marketplace, to date the Company has been able to successfully identify suppliers of capital at a reasonable cost for its capital needs.

    Outlook

    Ratner said, "The strength of our diversified portfolio is crucial in times like these, and when combined with our development pipeline, should ensure our continued future growth. Consistent with our core market strategy, we remain focused on investing in the largest and highest growth markets in the country. Our unique position in retail, particularly open-air lifestyle centers, large mixed-use developments, rental apartments, military housing, and land development will continue to drive value for our shareholders over the long term.

    "We are confident about our business -- our operating portfolio is performing well and continues to generate earnings and deliver value. San Francisco Centre, which opened last year, and the New York Times Building, which will open in the third quarter, are excellent examples of value creation. In fact, these projects represent the two largest single-asset value propositions delivered to the marketplace in the history of the Company. We continue to make progress on projects on our development pipeline and identify new opportunities for the future.

    "Land sales, as expected, have slowed substantially throughout the country as the housing market continues to struggle. Our land business is reflective of these national trends and we expect it to remain soft into the foreseeable future. That said, we have significantly expanded our land business in recent years to increase our holdings in growth markets such as the Carolinas, Florida, Arizona and Texas, and therefore believe we are well-positioned for the long term.

    "Uncertainty in the capital markets, weakness in the housing market, and volatility in the timing of transactions make it difficult to have clarity on how our EBDT will perform in the short term, but we remain confident that we will continue to build shareholder value this year and into the future."

    Corporate Description

    Forest City Enterprises, Inc. is a $9.5 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended July 31, 2007, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes;
iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and
vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly-titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities, even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's primary markets, dependence on rental income from real property, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or insolvency of tenants, reliance on major tenants, the impact of terrorist acts, risks associated with an investment in and the operation of a professional sports franchise, conflicts of interest, the Company's substantial debt leverage and the ability to service debt, the impact of restrictions imposed by the Company's credit facility, changes in interest rates, the continued availability of tax-exempt government financing, effects of uninsured losses, environmental liabilities, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, litigation risks, and other risk factors as disclosed from time to time in the Company's SEC filings, including but not limited to, the Company's annual and quarterly reports.


           Forest City Enterprises, Inc. and Subsidiaries
                        Financial Highlights
               Six Months Ended July 31, 2007 and 2006
            (dollars in thousands, except per share data)

                        Three Months Ended,
                              July 31,          Increase (Decrease)
                     -------------------------- -------------------
                         2007         2006        Amount    Percent
                     -------------------------- ----------- -------
Operating Results:
Earnings (loss) from
 continuing
 operations          $      4,189 $     (1,081) $    5,270
Discontinued
 operations, net of
 tax and minority
 interest(1)               63,586        8,573      55,013
                     -------------------------- -----------
Net earnings         $     67,775 $      7,492  $   60,283
                     ========================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)           $     71,206 $     56,665  $   14,541    25.7%
                     ========================== ===========

Reconciliation of
 Net Earnings to
 Earnings Before
 Depreciation,
    Amortization and
     Deferred Taxes
     (EBDT)(2):

  Net Earnings       $     67,775 $      7,492  $   60,283

  Depreciation and
   amortization -
   Real Estate
   Groups(7)               62,490       54,385       8,105

  Amortization of
   mortgage
   procurement costs
   - Real Estate
   Groups(7)                3,538        2,446       1,092

  Deferred income
   tax expense -
   Real Estate
   Groups(8)               33,397        6,959      26,438

  Deferred income
   tax expense -
   Non-Real Estate
   Groups:(8)
     Gain on
      disposition of
      other
      investments             (57)           -         (57)

  Current income tax
   expense on non-
   operating
   earnings:(8)
     Gain on
      disposition of
      other
      investments             224            -         224
     Gain on
      disposition
      included in
      discontinued
      operations            8,088            -       8,088
     Gain on
      disposition of
      equity method
      rental
      properties                -        2,657      (2,657)

Straight-line rent
 adjustment(3)             (3,470)      (1,900)     (1,570)
                                                         -
Preference
 payment(6)                   936            -         936

Preferred return on
 disposition                5,034            -       5,034

 Provision for
  decline in real
  estate, net of
  minority interest             -        1,923      (1,923)

 Provision for
  decline in real
  estate of equity
  method rental
  properties                    -          400        (400)

 Gain on disposition
  of equity method
  rental properties             -       (7,662)      7,662

 Gain on disposition
  of other
  investments                (431)           -        (431)

 Discontinued
  operations:(1)
     Gain on
      disposition of
      rental
      properties         (106,318)      (7,342)    (98,976)
     Minority
      interest -
      Gain on
      disposition               -       (2,693)      2,693

                     -------------------------- -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)         $     71,206 $     56,665  $   14,541    25.7%
                     ========================== ===========

Diluted Earnings per
 Common Share:

Earnings (loss) from
 continuing
 operations          $       0.04 $      (0.01) $     0.05
Discontinued
 operations, net of
 tax and minority
 interest(1)                 0.59         0.08        0.51
                     -------------------------- -----------
Net earnings(5)      $       0.63 $       0.07  $     0.56
                     ========================== ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)(4)        $       0.66 $       0.55  $     0.11    20.0%
                     ========================== ===========

Operating earnings
 (loss), net of tax
 (a non-GAAP
 financial measure)  $       0.05 $       0.01  $     0.04

Provision for
 decline in real
 estate, net of tax             -        (0.01)       0.01

Gain on disposition
 of rental
 properties and
 other investments,
 net of tax                  0.63         0.08        0.55

Minority interest           (0.05)       (0.01)      (0.04)

                     -------------------------- -----------
Net earnings(5)      $       0.63 $       0.07  $     0.56
                     ========================== ===========

Diluted weighted
 average shares
 outstanding(4)       107,780,304  101,705,878   6,074,426
                     ========================== ===========

           Forest City Enterprises, Inc. and Subsidiaries
                        Financial Highlights
              Six Months Ended July 31, 2007 and 2006
           (dollars in thousands, except per sharedata)

                          Six Months Ended
                              July 31,          Increase (Decrease)
                    --------------------------- ----------------------
                         2007         2006         Amount    Percent
                    --------------------------- ------------ ---------
Operating Results:
Earnings (loss) from
 continuing
 operations          $    (13,480)$      6,827  $   (20,307)
Discontinued
 operations, net of
 tax and minority
 interest(1)               64,074       53,923       10,151
                    --------------------------- ------------
Net earnings         $     50,594 $     60,750  $   (10,156)
                    =========================== ============

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)           $    105,735 $    120,004  $   (14,269)   (11.9%)
                    =========================== ============

Reconciliation of
 Net Earnings to
 Earnings Before
 Depreciation,
    Amortization and
     Deferred Taxes
     (EBDT)(2):

  Net Earnings       $     50,594 $     60,750  $   (10,156)

  Depreciation and
   amortization -
   Real Estate
   Groups(7)              126,999      101,585       25,414

  Amortization of
   mortgage
   procurement costs
   - Real Estate
   Groups(7)                6,457        5,355        1,102

  Deferred income
   tax expense -
   Real Estate
   Groups(8)               23,037       43,389      (20,352)

  Deferred income
   tax expense -
   Non-Real Estate
   Groups:(8)
     Gain on
      disposition of
      other
      investments             (57)           -          (57)

  Current income tax
   expense on non-
   operating
   earnings:(8)
     Gain on
      disposition of
      other
      investments             224            -          224
     Gain on
      disposition
      included in
      discontinued
      operations            8,088          (29)       8,117
     Gain on
      disposition of
      equity method
      rental
      properties                -        2,657       (2,657)

Straight-line rent
 adjustment(3)             (7,620)      (3,031)      (4,589)
                                                          -
Preference
 payment(6)                 1,834            -        1,834

Preferred return on
 disposition                5,034            -        5,034

 Provision for
  decline in real
  estate, net of
  minority interest             -        1,923       (1,923)

 Provision for
  decline in real
  estate of equity
  method rental
  properties                    -          400         (400)

 Gain on disposition
  of equity method
  rental properties        (2,106)      (7,662)       5,556

 Gain on disposition
  of other
  investments                (431)           -         (431)

 Discontinued
  operations:(1)
     Gain on
      disposition of
      rental
      properties         (106,318)    (143,726)      37,408
     Minority
      interest -
      Gain on
      disposition               -       58,393      (58,393)

                    --------------------------- ------------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)         $    105,735 $    120,004  $   (14,269)   (11.9%)
                    =========================== ============

Diluted Earnings per
 Common Share:

Earnings (loss) from
 continuing
 operations          $      (0.13)$       0.07  $     (0.20)
Discontinued
 operations, net of
 tax and minority
 interest(1)                 0.61         0.52         0.09
                    --------------------------- ------------
Net earnings(5)      $       0.48 $       0.59  $     (0.11)
                    =========================== ============

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)(4)        $       0.98 $       1.16  $     (0.18)   (15.5%)
                    =========================== ============

Operating earnings
 (loss), net of tax
 (a non-GAAP
 financial measure)  $      (0.10)$       0.12  $     (0.22)

Provision for
 decline in real
 estate, net of tax             -        (0.01)        0.01

Gain on disposition
 of rental
 properties and
 other investments,
 net of tax                  0.65         1.12        (0.47)

Minority interest           (0.07)       (0.64)        0.57

                    --------------------------- ------------
Net earnings(5)      $       0.48 $       0.59  $     (0.11)
                    =========================== ============

Diluted weighted
 average shares
 outstanding(4)       102,117,423  103,148,106   (1,030,683)
                    =========================== ============


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2007 and 2006
                        (dollars in thousands)

                            Three Months Ended,
                                  July 31,       Increase (Decrease)
                            -------------------- -------------------
                               2007      2006       Amount   Percent
                            -------------------- -------------------
Operating Earnings (a non-
 GAAP financial measure)
 and Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group          $ 210,726 $ 181,142     $ 29,584
  Residential Group            62,254    47,593       14,661
  Land Development Group       14,606    22,094       (7,488)
  Corporate Activities              -         -            -
                            -------------------- ------------
     Total Revenues           287,586   250,829       36,757 (14.7%)

Operating expenses           (177,186) (149,566)     (27,620)
Interest expense, including
 early extinguishment of
 debt                         (74,348)  (71,692)      (2,656)
Amortization of mortgage
 procurement costs(7)          (2,839)   (2,440)        (399)
Depreciation and
 amortization(7)              (55,741)  (41,571)     (14,170)
Interest and other income      23,423     7,870       15,553
Equity in earnings of
 unconsolidated entities        7,773     6,310        1,463
Provision for decline in
 real estate of equity
 method rental properties           -       400         (400)
Gain on disposition of
 equity method rental
 properties                         -    (7,662)       7,662
Revenues and interest
 income from discontinued
 operations(1)                 12,509    33,447      (20,938)
Expenses from discontinued
 operations(1)                (15,201)  (28,925)      13,724
                            -------------------- ------------

Operating earnings (loss)
 (a non-GAAP financial
 measure)                       5,976    (3,000)       8,976
                            -------------------- ------------

Income tax expense(8)             609     3,679       (3,070)
Income tax expense from
 discontinued
 operations(1)(8)             (40,040)   (5,398)     (34,642)
Income tax expense on non-
 operating earnings items
 (see below)                   39,303     5,941       33,362
                            -------------------- ------------

Operating earnings (loss),
 net of tax (a non-GAAP
 financial measure)             5,848     1,222        4,626
                            -------------------- ------------

Provision for decline in
 real estate                        -    (1,923)       1,923

Provision for decline in
 real estate of equity
 method rental properties           -      (400)         400

Gain on disposition of
 equity method rental
 properties                         -     7,662       (7,662)

Gain on disposition of
 other investments                431         -          431

Gain on disposition of
 rental properties included
 in discontinued
 operations(1)                106,318     7,342       98,976

Income tax benefit
 (expense) on non-operating
 earnings:(8)
   Provision for decline in
    real estate                     -       743         (743)
   Provision for decline in
    real estate of equity
    method rental
    properties                      -       155         (155)
   Gain on disposition of
    other investments            (167)        -         (167)
   Gain on disposition of
    equity method rental
    properties                      -    (2,962)       2,962
   Gain on disposition of
    rental properties
    included in
    discontinued operations   (39,136)   (3,877)     (35,259)
                            -------------------- ------------
Income tax expense on non-
 operating earnings (see
 above)                       (39,303)   (5,941)     (33,362)
                            -------------------- ------------

Minority interest in
 continuing operations         (5,519)   (2,577)      (2,942)

Minority interest in
 discontinued
 operations:(1)
   Operating earnings               -      (586)         586
   Gain on disposition of
    rental properties               -     2,693       (2,693)
                            -------------------- ------------
                                    -     2,107       (2,107)
                            -------------------- ------------

Minority interest              (5,519)     (470)      (5,049)
                            -------------------- ------------

Net earnings                $  67,775 $   7,492     $ 60,283
                            ==================== ============


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2007 and 2006
                        (dollars in thousands)

                                Six Months Ended
                                    July 31,       Increase (Decrease)
                             --------------------- -------------------
                                 2007      2006       Amount   Percent
                             --------------------- -------------------
Operating Earnings (a non-
 GAAP financial measure) and
 Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group            $ 413,753 $ 377,481     $ 36,272
  Residential Group             116,859    92,173       24,686
  Land Development Group         25,339    42,910      (17,571)
  Corporate Activities                -         -            -
                             --------------------- ------------
     Total Revenues             555,951   512,564       43,387  (8.5%)

Operating expenses             (345,778) (297,713)     (48,065)
Interest expense, including
 early extinguishment of debt  (153,691) (138,091)     (15,600)
Amortization of mortgage
 procurement costs(7)            (5,403)   (5,332)         (71)
Depreciation and
 amortization(7)               (115,528)  (81,859)     (33,669)
Interest and other income        34,822    22,717       12,105
Equity in earnings of
 unconsolidated entities          9,134     6,689        2,445
Provision for decline in real
 estate of equity method
 rental properties                    -       400         (400)
Gain on disposition of equity
 method rental properties        (2,106)   (7,662)       5,556
Revenues and interest income
 from discontinued
 operations(1)                   24,808    67,449      (42,641)
Expenses from discontinued
 operations(1)                  (26,704)  (64,447)      37,743
                             --------------------- ------------

Operating earnings (loss) (a
 non-GAAP financial measure)    (24,495)   14,715      (39,210)
                             --------------------- ------------

Income tax expense(8)            14,649    (3,468)      18,117
Income tax expense from
 discontinued
 operations(1)(8)               (40,348)  (33,955)      (6,393)
Income tax expense on non-
 operating earnings items
 (see below)                     40,117    35,036        5,081
                             --------------------- ------------

Operating earnings (loss),
 net of tax (a non-GAAP
 financial measure)             (10,077)   12,328      (22,405)
                             --------------------- ------------

Provision for decline in real
 estate                               -    (1,923)       1,923

Provision for decline in real
 estate of equity method
 rental properties                    -      (400)         400

Gain on disposition of equity
 method rental properties         2,106     7,662       (5,556)

Gain on disposition of other
 investments                        431         -          431

Gain on disposition of rental
 properties included in
 discontinued operations(1)     106,318   143,726      (37,408)

Income tax benefit (expense)
 on non-operating
 earnings:(8)
   Provision for decline in
    real estate                       -       743         (743)
   Provision for decline in
    real estate of equity
    method rental properties          -       155         (155)
   Gain on disposition of
    other investments              (167)        -         (167)
   Gain on disposition of
    equity method rental
    properties                     (814)   (2,962)       2,148
   Gain on disposition of
    rental properties
    included in discontinued
    operations                  (39,136)  (32,972)      (6,164)
                             --------------------- ------------
Income tax expense on non-
 operating earnings (see
 above)                         (40,117)  (35,036)      (5,081)
                             --------------------- ------------

Minority interest in
 continuing operations           (8,067)   (6,757)      (1,310)

Minority interest in
 discontinued operations:(1)
   Operating earnings                 -      (457)         457
   Gain on disposition of
    rental properties                 -   (58,393)      58,393
                             --------------------- ------------
                                      -   (58,850)      58,850
                             --------------------- ------------

Minority interest                (8,067)  (65,607)      57,540
                             --------------------- ------------

Net earnings                  $  50,594 $  60,750     $(10,156)
                             ===================== ============


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
               Six Months Ended July 31, 2007 and 2006
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or are held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the six months ended July 31, 2007, the effect of 5,607,815 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since 5,670,805 of these shares are dilutive for the computation of EBDT per share for the six months ended July 31, 2007, diluted weighted average shares outstanding of 107,725,238 were used to arrive at $0.98/share.)

5) For the six months ended July 31, 2007, $1,292,000 of net earnings is allocated to participating securities under EITF 03-6
 "Participating Securities and the Two-Class Method under FASB 128". As a result, the net earnings for purposes of calculating basic and diluted EPS is $49,302,000.

6) The Forest City Ratner Companies portfolio became a wholly-owned subsidiary of the Company November 8, 2006 upon the issuance of the Class A Common Units in exchange for Bruce C. Ratner's minority interests. For the first five years only, the Units that have not been exchanged are entitled to their proportionate share of an annual preferred payment of $2,500,000 plus an amount equal to the dividends paid on the same number of shares of the Company's common stock. After five years, the Units that have not been exchanged are entitled to a payment equal to the dividends paid on an equivalent number of shares of the Company's common stock. At July 31, 2007, the Company has recorded approximately $1,834,000 related to two quarter's share of the annual preferred payment which is classified as minority interest expense on the Company's consolidated statement of earnings.

7) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.



                             Depreciation and      Depreciation and
                                Amortization          Amortization
                            -------------------- ---------------------
                            Three Months Ended   Six Months Ended July
                                  July 31,                31,
                            -------------------- ---------------------
                                 2007     2006       2007      2006
                            -------------------- ---------------------

 Full Consolidation            $55,741  $41,571    $115,528  $ 81,859
 Non-Real Estate                (2,022)    (347)     (4,019)     (696)
                            -------------------- ---------------------
 Real Estate Groups Full
  Consolidation                 53,719   41,224     111,509    81,163
 Real Estate Groups related
  to minority interest          (1,138)  (3,665)     (3,825)   (6,864)
 Real Estate Groups Equity
  Method                         8,988   13,384      17,381    20,202
 Real Estate Groups
  Discontinued Operations          921    3,442       1,934     7,084
                            -------------------- ---------------------
 Real Estate Groups Pro-Rata
  Consolidation                $62,490  $54,385    $126,999  $101,585
                            ==================== =====================

                              Amortization of      Amortization of
                             Mortgage Procurement Mortgage Procurement
                                    Costs                Costs
                            ------------------------------------------
                            Three Months Ended   Six Months Ended July
                                  July 31,                31,
                            -------------------- ---------------------
                                 2007     2006       2007      2006
                            -------------------- ---------------------

 Full Consolidation            $ 2,839  $ 2,440    $  5,403  $  5,332
 Non-Real Estate                     -      (98)          -      (190)
                            -------------------- ---------------------
 Real Estate Groups Full
  Consolidation                  2,839    2,342       5,403     5,142
 Real Estate Groups related
  to minority interest            (261)    (286)       (421)     (589)
 Real Estate Groups Equity
  Method                           926      278       1,406       567
 Real Estate Groups
  Discontinued Operations           34      112          69       235
                            -------------------- ---------------------
 Real Estate Groups Pro-Rata
  Consolidation                $ 3,538  $ 2,446    $  6,457  $  5,355
                            ==================== =====================




                            Three Months Ended   Six Months Ended July
                                  July 31,                31,
                            -------------------- ---------------------
                                 2007     2006       2007      2006
                            -------------------- ---------------------
8) The following table         (in thousands)       (in thousands)
 provides detail of Income
 Tax Expense (Benefit):
 (A) Operating earnings
         Current               $ 1,547  $(8,517)   $   (145) $ (8,874)
         Deferred               (2,323)   2,774     (15,485)   10,278
                            -------------------- ---------------------
                                  (776)  (5,743)    (15,630)    1,404
                            -------------------- ---------------------

 (B) Provision for decline
  in real estate
         Deferred                    -     (743)          -      (743)
         Deferred - Equity
          method investment          -     (155)          -      (155)
                            -------------------- ---------------------
                                     -     (898)          -      (898)
                            -------------------- ---------------------
 (C) Gain on disposition of
  other investments
         Current - Non-Real
          Estate Groups            224        -         224         -
         Deferred - Non-Real
          Estate Groups            (57)       -         (57)        -
                            -------------------- ---------------------
                                   167        -         167         -
                            -------------------- ---------------------
 (D) Gain on disposition of equity
  method rental properties
        Current                      -    2,657           -     2,657
        Deferred                     -      305         814       305
                            -------------------- ---------------------
                                     -    2,962         814     2,962
                            -------------------- ---------------------

     Subtotal(A)(B)(C)(D)

        Current                  1,771   (5,860)         79    (6,217)
        Deferred                (2,380)   2,181     (14,728)    9,685
                            -------------------- ---------------------
        Income tax expense        (609)  (3,679)    (14,649)    3,468
                            -------------------- ---------------------

 (E) Discontinued operations
  - Rental Properties
        Operating earnings
        Current                 (2,406)   1,405      (2,348)      732
        Deferred                 3,310      116       3,560       251
                            -------------------- ---------------------
                                   904    1,521       1,212       983

       Gain on disposition
        of rental properties
       Current                   8,088        -       8,088       (29)
       Deferred                 31,048    3,877      31,048    33,001
                            -------------------- ---------------------
                                39,136    3,877      39,136    32,972
                            -------------------- ---------------------
                                40,040    5,398      40,348    33,955
                            -------------------- ---------------------

    Grand
     Total(A)(B)(C)(D)(E)
        Current                  7,453   (4,455)      5,819    (5,514)
        Deferred                31,978    6,174      19,880    42,937
                            -------------------- ---------------------
                               $39,431  $ 1,719    $ 25,699  $ 37,423
                            -------------------- ---------------------

    Recap of Grand Total:
      Real Estate Groups
        Current                 10,728    1,134      12,974     2,445
        Deferred                33,397    6,959      23,037    43,389
                            -------------------- ---------------------
                                44,125    8,093      36,011    45,834
      Non-Real Estate Groups
        Current                 (3,275)  (5,589)     (7,155)   (7,959)
        Deferred                (1,419)    (785)     (3,157)     (452)
                            -------------------- ---------------------
                                (4,694)  (6,374)    (10,312)   (8,411)
                            -------------------- ---------------------
     Grand Total               $39,431  $ 1,719    $ 25,699  $ 37,423
                            ==================== =====================


Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                          Three Months Ended July 31, 2007
                 -----------------------------------------------------

                                      Plus
                                     Unconsol-
                   Full               idated                Pro-Rata
                  Consol-    Less    Invest-      Plus       Consol-
                   idation  Minority ments at  Discontinued  idation
                   (GAAP)   Interest Pro-Rata   Operations (Non-GAAP)
                 -----------------------------------------------------

Revenues from
 real estate
 operations       $287,586  $15,329  $ 96,040     $ 12,397 $380,694
Exclude straight-
 line rent
 adjustment(1)      (7,158)       -         -            -   (7,158)
                 -----------------------------------------------------
Adjusted revenues  280,428   15,329    96,040       12,397  373,536

Operating
 expenses          177,186    4,853    62,399       11,883  246,615
Add back non-Real
 Estate
 depreciation and
 amortization(b)     2,022        -       638            -    2,660
Add back
 amortization of
 mortgage
 procurement
 costs for non-
 Real Estate
 Groups(d)               -        -        10            -       10
Exclude straight-
 line rent
 adjustment(2)      (3,688)       -         -            -   (3,688)
Exclude
 preference
 payment              (936)       -         -            -     (936)
                 -----------------------------------------------------
Adjusted
 operating
 expenses          174,584    4,853    63,047       11,883  244,661

Add interest
 income and other
 income             23,423      601     6,228          112   29,162
Add equity in
 earnings of
 unconsolidated
 entities            7,773      232    (7,791)           -     (250)
Remove gain on
 disposition
 recorded on
 equity method           -        -         -            -        -
Add back
 provision for
 decline recorded
 on equity method        -        -         -            -        -
Add back equity
 method
 depreciation and
 amortization
 expense (see
 below)              9,914        -    (9,914)           -        -
                 -----------------------------------------------------

Net Operating
 Income            146,954   11,309    21,516          626  157,787

Interest expense,
 including early
 extinguishment
 of debt           (74,348)  (4,391)  (16,482)      (2,363) (88,802)

Gain on
 disposition of
 equity method
 rental
 properties(e)           -        -         -            -        -

Gain on
 disposition of
 rental
 properties and
 other
 investments           431        -         -      106,318  106,749

Preferred return
 on disposition          -        -    (5,034)           -   (5,034)

Provision for
 decline in real
 estate                  -        -         -            -        -

Provision for
 decline in real
 estate of equity
 method rental
 properties              -        -         -            -        -

Depreciation and
 amortization -
 Real Estate
 Groups(a)         (53,719)  (1,138)   (8,988)        (921) (62,490)

Amortization of
 mortgage
 procurement
 costs - Real
 Estate Groups(c)   (2,839)    (261)     (926)         (34)  (3,538)

Straight-line
 rent adjustment
 (1)+(2)             3,470        -         -            -    3,470

Preference
 payment              (936)       -         -            -     (936)

Equity method
 depreciation and
 amortization
 expense (see
 above)             (9,914)       -     9,914            -        -
                 -----------------------------------------------------

Earnings (loss)
 before income
 taxes               9,099    5,519         -      103,626  107,206

Income tax
 provision             609        -         -      (40,040) (39,431)
                 -----------------------------------------------------

Earnings before
 minority
 interest and
 discontinued
 operations          9,708    5,519         -       63,586   67,775

Minority Interest   (5,519)  (5,519)        -            -        -
                 -----------------------------------------------------
Earnings (loss)
 from continuing
 operations          4,189        -         -       63,586   67,775

Discontinued
 operations, net
 of tax and
 minority
 interest:
     Operating
      loss from
      rental
      properties    (3,596)       -         -        3,596        -
     Gain on
      disposition
      of rental
      properties    67,182        -         -      (67,182)       -
                 -----------------------------------------------------
                    63,586        -         -      (63,586)       -

                 -----------------------------------------------------
Net earnings      $ 67,775  $     -  $      -     $      - $ 67,775
                 =====================================================


(a) Depreciation
 and amortization
 - Real Estate
 Groups           $ 53,719  $ 1,138  $  8,988     $   921 $ 62,490
(b) Depreciation
 and amortization
 - Non-Real
 Estate              2,022        -       638            -    2,660
                 -----------------------------------------------------
    Total
     depreciation
     and
     amortization $ 55,741  $ 1,138  $  9,626     $    921 $ 65,150
                 =====================================================

(c) Amortization
 of mortgage
 procurement
 costs - Real
 Estate Groups    $  2,839  $   261  $    926     $     34 $  3,538
(d) Amortization
 of mortgage
 procurement
 costs - Non-Real
 Estate                  -        -        10            -       10
                 -----------------------------------------------------
    Total
     amortization
     of mortgage
     procurement
     costs        $  2,839  $   261  $    936     $     34 $  3,548
                 =====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662.



Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                             Three Months Ended July 31, 2006
                  ----------------------------------------------------

                                        Plus
                                       Unconsol-             Pro-Rata
                      Full              idated                Consol-
                     Consol-   Less    Invest-      Plus      idation
                     idation  Minority ments at  Discontinued  (Non-
                     (GAAP)   Interest Pro-Rata   Operations   GAAP)
                  ----------------------------------------------------

Revenues from real
 estate operations  $250,829 $25,055  $ 75,331  $   30,128   $331,233
Exclude straight-
 line rent
 adjustment(1)        (3,377)      -         -         (15)    (3,392)
                  ----------------------------------------------------
Adjusted revenues    247,452  25,055    75,331      30,113    327,841

Operating expenses   149,566  12,923    49,221      18,194    204,058
Add back non-Real
 Estate
 depreciation and
 amortization(b)         347       -     1,334           -      1,681
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real
 Estate Groups(d)         98       -       151           -        249
Exclude straight-
 line rent
 adjustment(2)        (1,186)      -         -        (306)    (1,492)
Exclude preference
 payment                   -       -         -           -          -
                  ----------------------------------------------------
Adjusted operating
 expenses            148,825  12,923    50,706      17,888    204,496

Add interest
 income and other
 income                7,870   1,226       265         196      7,105
Add equity in
 earnings of
 unconsolidated
 entities              6,310       -    (4,389)          -      1,921
Remove gain on
 disposition
 recorded on
 equity method        (7,662)      -     7,662           -          -
Add back provision
 for decline
 recorded on
 equity method           400       -      (400)          -          -
Add back equity
 method
 depreciation and
 amortization
 expense (see
 below)               13,662       -   (13,662)          -          -
                  ----------------------------------------------------

Net Operating
 Income              119,207  13,358    14,101      12,421    132,371

Interest expense,
 including early
 extinguishment of
 debt                (71,692) (6,830)  (14,101)     (4,640)   (83,603)

Gain on
 disposition of
 equity method
 rental
 properties(e)         7,662       -         -           -      7,662

Gain on
 disposition of
 rental properties
 and other
 investments               -       -         -      10,035     10,035

Preferred return
 on disposition            -       -         -           -          -

Provision for
 decline in real
 estate               (1,923)      -         -           -     (1,923)

Provision for
 decline in real
 estate of equity
 method rental
 properties             (400)      -         -           -       (400)

Depreciation and
 amortization -
 Real Estate
 Groups(a)           (41,224) (3,665)  (13,384)     (3,442)   (54,385)

Amortization of
 mortgage
 procurement costs
 - Real Estate
 Groups(c)            (2,342)   (286)     (278)       (112)    (2,446)

Straight-line rent
 adjustment
 (1)+(2)               2,191       -         -        (291)     1,900

Preference payment         -       -         -           -          -

Equity method
 depreciation and
 amortization
 expense (see
 above)              (13,662)      -    13,662           -          -
                  ----------------------------------------------------

Earnings (loss)
 before income
 taxes                (2,183)  2,577         -      13,971      9,211

Income tax
 provision             3,679       -         -      (5,398)    (1,719)
                  ----------------------------------------------------

Earnings before
 minority interest
 and discontinued
 operations            1,496   2,577         -       8,573      7,492

Minority Interest     (2,577) (2,577)        -           -          -
                  ----------------------------------------------------
Earnings (loss)
 from continuing
 operations           (1,081)      -         -       8,573      7,492

Discontinued
 operations, net
 of tax and
 minority
 interest:
     Operating
      loss from
      rental
      properties       2,415       -         -      (2,415)         -
     Gain on
      disposition
      of rental
      properties       6,158       -         -      (6,158)         -
                  ----------------------------------------------------
                       8,573       -         -      (8,573)         -

                  ----------------------------------------------------
Net earnings        $  7,492 $     -  $      -  $        -   $  7,492
                  ====================================================


(a) Depreciation
 and amortization
 - Real Estate
 Groups             $ 41,224 $ 3,665  $ 13,384  $    3,442   $ 54,385
(b) Depreciation
 and amortization
 - Non-Real Estate       347       -     1,334           -      1,681
                  ----------------------------------------------------
    Total
     depreciation
     and
     amortization   $ 41,571 $ 3,665  $ 14,718  $    3,442   $ 56,066
                  ====================================================

(c) Amortization
 of mortgage
 procurement costs
 - Real Estate
 Groups             $  2,342 $   286  $    278  $      112   $  2,446
(d) Amortization
 of mortgage
 procurement costs
 - Non-Real Estate        98       -       151           -        249
                  ----------------------------------------------------
    Total
     amortization
     of mortgage
     procurement
     costs          $  2,440 $   286  $    429  $      112   $  2,695
                  ====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662.



Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                            Six Months Ended July 31, 2007
                 -----------------------------------------------------

                                      Plus
                                     Unconsol-
                   Full               idated                Pro-Rata
                  Consol-    Less    Invest-      Plus       Consol-
                   idation  Minority ments at  Discontinued  idation
                   (GAAP)   Interest Pro-Rata   Operations (Non-GAAP)
                 -----------------------------------------------------

Revenues from
 real estate
 operations      $ 555,951 $30,645  $173,222  $ 24,599     $ 723,127
Exclude straight-
 line rent
 adjustment(1)     (13,000)      -         -         -       (13,000)
                 -----------------------------------------------------
Adjusted revenues  542,951  30,645   173,222    24,599       710,127

Operating
 expenses          345,778  10,648   112,953    20,730       468,813
Add back non-Real
 Estate
 depreciation and
 amortization(b)     4,019       -     2,517         -         6,536
Add back
 amortization of
 mortgage
 procurement
 costs for non-
 Real Estate
 Groups(d)               -       -        33         -            33
Exclude straight-
 line rent
 adjustment(2)      (5,380)      -         -         -        (5,380)
Exclude
 preference
 payment            (1,834)      -         -         -        (1,834)
                 -----------------------------------------------------
Adjusted
 operating
 expenses          342,583  10,648   115,503    20,730       468,168

Add interest
 income and other
 income             34,822   1,424     6,851       209        40,458
Add equity in
 earnings of
 unconsolidated
 entities            9,134     584    (9,099)        -          (549)
Remove gain on
 disposition
 recorded on
 equity method      (2,106)      -     2,106         -             -
 Add back
  provision for
  decline
  recorded on
  equity method          -       -         -         -             -
Add back equity
 method
 depreciation and
 amortization
 expense (see
 below)             18,787       -   (18,787)        -             -
                 -----------------------------------------------------

Net Operating
 Income            261,005  22,005    38,790     4,078       281,868

Interest expense,
 including early
 extinguishment
 of debt          (153,691) (9,692)  (33,756)   (3,971)     (181,726)

Gain on
 disposition of
 equity method
 rental
 properties(e)       2,106       -         -         -         2,106

Gain on
 disposition of
 rental
 properties and
 other
 investments           431       -         -   106,318       106,749

Preferred return
 on disposition          -       -    (5,034)        -        (5,034)

Provision for
 decline in real
 estate                  -       -         -         -             -

Provision for
 decline in real
 estate of equity
 method rental
 properties              -       -         -         -             -

Depreciation and
 amortization -
 Real Estate
 Groups(a)        (111,509) (3,825)  (17,381)   (1,934)     (126,999)

Amortization of
 mortgage
 procurement
 costs - Real
 Estate Groups(c)   (5,403)   (421)   (1,406)      (69)       (6,457)

Straight-line
 rent adjustment
 (1)+(2)             7,620       -         -         -         7,620

Preference
 payment            (1,834)      -         -         -        (1,834)

Equity method
 depreciation and
 amortization
 expense (see
 above)            (18,787)      -    18,787         -             -
                 -----------------------------------------------------

Earnings (loss)
 before income
 taxes             (20,062)  8,067         -   104,422        76,293

 Income tax
  provision         14,649       -         -   (40,348)      (25,699)
                 -----------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations         (5,413)  8,067         -    64,074        50,594

Minority Interest   (8,067) (8,067)        -         -             -
                 -----------------------------------------------------
Earnings (loss)
 from continuing
 operations        (13,480)      -         -    64,074        50,594

Discontinued
 operations, net
 of tax and
 minority
 interest:
    Operating
     income
     (loss) from
     rental
     properties
                    (3,108)      -         -     3,108             -
    Gain on
     disposition
     of rental
     properties     67,182       -         -   (67,182)            -
                 -----------------------------------------------------
                    64,074       -         -   (64,074)            -

                 -----------------------------------------------------
Net earnings
 (loss)          $  50,594 $     -  $      -  $      -     $  50,594
                 =====================================================


(a) Depreciation
 and amortization
 - Real Estate
 Groups          $ 111,509 $ 3,825  $ 17,381  $  1,934     $ 126,999
(b) Depreciation
 and amortization
 - Non-Real
 Estate              4,019       -     2,517         -         6,536
                 -----------------------------------------------------
   Total
    depreciation
    and
    amortization $ 115,528 $ 3,825  $ 19,898  $  1,934     $ 133,535
                 =====================================================

(c) Amortization
 of mortgage
 procurement
 costs - Real
 Estate Groups   $   5,403 $   421  $  1,406  $     69     $   6,457
(d) Amortization
 of mortgage
 procurement
 costs - Non-Real
 Estate                  -       -        33         -            33
                 -----------------------------------------------------
   Total
    amortization
    of mortgage
    procurement
    costs        $   5,403 $   421  $  1,439  $     69     $   6,490
                 =====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the six months ended July 31, 2007, one equity method property was sold, White Acres, resulting in a pre-tax gain on disposition of $2,106. For the six months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662.

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                             Six Months Ended July 31, 2006
                ------------------------------------------------------

                                       Plus
                                      Unconsol-
                    Full               idated               Pro-Rata
                   Consol-    Less    Invest-      Plus      Consol-
                    idation  Minority ments at  Discontinued  idation
                    (GAAP)   Interest Pro-Rata   Operations (Non-GAAP)
                ------------------------------------------------------

Revenues from
 real estate
 operations       $ 512,564 $ 51,072 $145,108  $ 60,972     $ 667,572
Exclude
 straight-line
 rent
 adjustment(1)       (6,071)       -        -       (31)       (6,102)
                ------------------------------------------------------
Adjusted
 revenues           506,493   51,072  145,108    60,941       661,470

Operating
 expenses           297,713   25,229   97,636    41,913       412,033
Add back non-
 Real Estate
 depreciation
 and
 amortization(b)        696        -    7,524         -         8,220
Add back
 amortization of
 mortgage
 procurement
 costs for non-
 Real Estate
 Groups(d)              190        -      298         -           488
Exclude
 straight-line
 rent
 adjustment(2)       (2,353)       -        -      (718)       (3,071)
Exclude
 preference
 payment                  -        -        -         -             -
                ------------------------------------------------------
Adjusted
 operating
 expenses           296,246   25,229  105,458    41,195       417,670

Add interest
 income and
 other income        22,717    1,871      358       704        21,908
Add equity in
 earnings of
 unconsolidated
 entities             6,689        -    1,291         -         7,980
Remove gain on
 disposition
 recorded on
 equity method       (7,662)       -    7,662         -             -
 Add back
  provision for
  decline
  recorded on
  equity method         400        -     (400)        -             -
Add back equity
 method
 depreciation
 and
 amortization
 expense (see
 below)              20,769        -  (20,769)        -             -
                ------------------------------------------------------

Net Operating
 Income             253,160   27,714   27,792    20,450       273,688

Interest
 expense,
 including early
 extinguishment
 of debt           (138,091) (13,504) (27,792)   (9,899)     (162,278)

Gain on
 disposition of
 equity method
 rental
 properties(e)        7,662        -        -         -         7,662

Gain on
 disposition of
 rental
 properties and
 other
 investments              -        -        -    85,333        85,333

Preferred return
 on disposition           -        -        -         -             -

Provision for
 decline in real
 estate              (1,923)       -        -         -        (1,923)

Provision for
 decline in real
 estate of
 equity method
 rental
 properties            (400)       -        -         -          (400)

Depreciation and
 amortization -
 Real Estate
 Groups(a)          (81,163)  (6,864) (20,202)   (7,084)     (101,585)

Amortization of
 mortgage
 procurement
 costs - Real
 Estate
 Groups(c)           (5,142)    (589)    (567)     (235)       (5,355)

Straight-line
 rent adjustment
 (1)+(2)              3,718        -        -      (687)        3,031

Preference
 payment                  -        -        -         -             -

Equity method
 depreciation
 and
 amortization
 expense (see
 above)             (20,769)       -   20,769         -             -
                ------------------------------------------------------

Earnings (loss)
 before income
 taxes               17,052    6,757        -    87,878        98,173

 Income tax
  provision          (3,468)       -        -   (33,955)      (37,423)
                ------------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations          13,584    6,757        -    53,923        60,750

Minority
 Interest            (6,757)  (6,757)       -         -             -
                ------------------------------------------------------
Earnings (loss)
 from continuing
 operations           6,827        -        -    53,923        60,750

Discontinued
 operations, net
 of tax and
 minority
 interest:
    Operating
     income
     (loss) from
     rental
     properties
                      1,562        -        -    (1,562)            -
    Gain on
     disposition
     of rental
     properties      52,361        -        -   (52,361)            -
                ------------------------------------------------------
                     53,923        -        -   (53,923)            -

                ------------------------------------------------------
Net earnings
 (loss)           $  60,750 $      - $      -  $      -     $  60,750
                ======================================================


(a) Depreciation
 and
 amortization -
 Real Estate
 Groups           $  81,163 $  6,864 $ 20,202  $  7,084     $ 101,585
(b) Depreciation
 and
 amortization -
 Non-Real Estate        696        -    7,524         -         8,220
                ------------------------------------------------------
   Total
    depreciation
    and
    amortization  $  81,859 $  6,864 $ 27,726  $  7,084     $ 109,805
                ======================================================

(c) Amortization
 of mortgage
 procurement
 costs - Real
 Estate Groups    $   5,142 $    589 $    567  $    235     $   5,355
(d) Amortization
 of mortgage
 procurement
 costs - Non-
 Real Estate            190        -      298         -           488
                ------------------------------------------------------
   Total
    amortization
    of mortgage
    procurement
    costs         $   5,332 $    589 $    865  $    235     $   5,843
                ======================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the six months ended July 31, 2007, one equity method property was sold, White Acres, resulting in a pre-tax gain on disposition of $2,106. For the six months ended July 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662.


            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                      Net Operating Income (dollars in thousands)
                  ----------------------------------------------------
                           Three Months Ended July 31, 2007
                  ----------------------------------------------------

                                        Plus                Pro-Rata
                    Full             Unconsol-     Plus      Consol-
                   Consol-   Less      idated     Discon-    idation
                   idation Minority Investments   tinued      (Non-
                   (GAAP)  Interest at Pro-Rata Operations    GAAP)
                  ----------------------------------------------------
Commercial Group
  Retail

    Comparable    $ 52,246  $ 6,186     $ 2,481        $  - $ 48,541
----------------------------------------------------------------------
    Total           62,429    5,010       5,102           -   62,521

  Office
   Buildings

    Comparable      47,559    6,424         962           -   42,097
----------------------------------------------------------------------
    Total           48,527    3,391       1,738           -   46,874

  Hotels

    Comparable       5,997        -         613           -    6,610
----------------------------------------------------------------------
    Total            5,913        -         613           -    6,526

  Earnings from
   Commercial
   Land Sales         (316)       -           -           -     (316)

  Other             (2,882)   1,346        (197)          -   (4,425)
----------------------------------------------------------------------

Total Commercial
 Group

    Comparable     105,802   12,610       4,056           -   97,248
----------------------------------------------------------------------
    Total          113,671    9,747       7,256           -  111,180

Residential Group
  Apartments

    Comparable      23,276      745       7,327           -   29,858
----------------------------------------------------------------------
    Total           26,568    1,348      13,373         626   39,219

  Military
   Housing

    Comparable           -        -           -           -        -
----------------------------------------------------------------------
    Total            1,493      (89)        375           -    1,957

  Sale of
   Residential
   Development
   Project          10,090        -           -           -   10,090
----------------------------------------------------------------------

Total Residential
 Group

    Comparable      23,276      745       7,327           -   29,858
----------------------------------------------------------------------
    Total           38,151    1,259      13,748         626   51,266

Total Rental
 Properties

    Comparable     129,078   13,355      11,383           -  127,106
----------------------------------------------------------------------
    Total          151,822   11,006      21,004         626  162,446

Land Development
 Group               6,873      303          83           -    6,653

The Nets            (2,226)       -         429           -   (1,797)

Corporate
 Activities         (9,515)       -           -           -   (9,515)

----------------------------------------------------------------------
Grand Total       $146,954  $11,309     $21,516        $626 $157,787

----------------------------------------------------------------------

            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                     Net Operating Income (dollars in thousands)
              --------------------------------------------------------
                           Three Months Ended July 31, 2006
              --------------------------------------------------------

                                        Plus                Pro-Rata
                    Full              Unconsol-     Plus     Consol-
                  Consol-    Less      idated     Discon-    idation
                  idation  Minority  Investments   tinued     (Non-
                   (GAAP)  Interest  at Pro-Rata Operations   GAAP)
              --------------------------------------------------------
Commercial
 Group
  Retail

    Comparable    $ 49,258  $  5,063      $ 2,898   $     - $ 47,093
---------------------------------------------------------------------
    Total           51,167     5,590        3,210       763   49,550

  Office
   Buildings

    Comparable      45,195     5,312        1,091         -   40,974
---------------------------------------------------------------------
    Total           44,652     5,444        1,091        93   40,392

  Hotels

    Comparable       4,971         -          484         -    5,455
---------------------------------------------------------------------
    Total            4,938         -          484     5,438   10,860

  Earnings
   from
   Commercial
   Land Sales          918       162            -         -      756

  Other             (8,053)       11           19         -   (8,045)
---------------------------------------------------------------------

Total
 Commercial
 Group

    Comparable      99,424    10,375        4,473         -   93,522
---------------------------------------------------------------------
    Total           93,622    11,207        4,804     6,294   93,513

Residential
 Group
  Apartments

    Comparable      22,025       663        6,713         -   28,075
---------------------------------------------------------------------
    Total           18,388       717        7,846     6,127   31,644

  Military
   Housing

    Comparable           -         -            -         -        -
---------------------------------------------------------------------
    Total            2,141         -           50         -    2,191

  Sale of
   Residential
   Development
   Project               -         -            -         -        -
---------------------------------------------------------------------

Total
 Residential
 Group

    Comparable      22,025       663        6,713         -   28,075
---------------------------------------------------------------------
    Total           20,529       717        7,896     6,127   33,835

Total Rental
 Properties

    Comparable     121,449    11,038       11,186         -  121,597
---------------------------------------------------------------------
    Total          114,151    11,924       12,700    12,421  127,348

Land
 Development
 Group              19,792     1,434          105         -   18,463

The Nets            (4,041)        -        1,296         -   (2,745)

Corporate
 Activities        (10,695)        -            -         -  (10,695)

---------------------------------------------------------------------
Grand Total       $119,207  $ 13,358      $14,101   $12,421 $132,371

---------------------------------------------------------------------

            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                                                       Net Operating
                                                       Income (dollars
                                                        in thousands)
                                                     -----------------
                                                          % Change
                                                     -----------------

                                                                Pro-
                                                                 Rata
                                                        Full   Consol-
                                                       Consol- idation
                                                       idation  (Non-
                                                       (GAAP)   GAAP)
                                                     -----------------
Commercial Group
  Retail

    Comparable                                            6.1%    3.1%
-----------------------------------------------------
    Total

  Office Buildings

    Comparable                                            5.2%    2.7%
-----------------------------------------------------
    Total

  Hotels

    Comparable                                           20.6%   21.2%
-----------------------------------------------------
    Total

  Earnings from Commercial Land Sales

  Other
-----------------------------------------------------

Total Commercial Group

    Comparable                                            6.4%    4.0%
-----------------------------------------------------
    Total

Residential Group
  Apartments

    Comparable                                            5.7%    6.4%
-----------------------------------------------------
    Total

  Military Housing

    Comparable
-----------------------------------------------------
    Total

  Sale of Residential Development Project
------------------------------------------------------

Total Residential Group

    Comparable                                            5.7%    6.4%
-----------------------------------------------------
    Total

Total Rental Properties

    Comparable                                            6.3%    4.5%
-----------------------------------------------------
    Total

Land Development Group

The Nets

Corporate Activities

-----------------------------------------------------
Grand Total

-----------------------------------------------------


            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                      Net Operating Income (dollars in thousands)
                  ----------------------------------------------------
                            Six Months Ended July 31, 2007
                  ---------------------------------------------------
                                         Plus               Pro-Rata
                    Full              Unconsol-     Plus     Consol-
        Consol-    Less      idated    Discon-    idation
                   idation  Minority Investments   tinued     (Non-
                   (GAAP)   Interest at Pro-Rata Operations   GAAP)
                  ---------------------------------------------------

Commercial Group
  Retail

    Comparable    $104,130  $ 11,638     $ 4,846     $    - $ 97,338
---------------------------------------------------------------------
    Total          117,969     8,805      11,565          -  120,729

  Office Buildings

    Comparable      91,382    10,866       2,178          -   82,694
---------------------------------------------------------------------
    Total           94,954     6,251       3,046          -   91,749

  Hotels

    Comparable       8,024         -       1,062          -    9,086
---------------------------------------------------------------------
    Total            8,084         -       1,062          -    9,146

  Earnings from
   Commercial Land
   Sales             2,064       434           -          -    1,630

  Other             (9,073)    3,210        (296)         -  (12,579)
---------------------------------------------------------------------

Total Commercial
 Group

    Comparable     203,536    22,504       8,086          -  189,118
---------------------------------------------------------------------
    Total          213,998    18,700      15,377          -  210,675

Residential Group
  Apartments

    Comparable      43,808     1,405      14,842          -   57,245
---------------------------------------------------------------------
    Total           50,781     2,660      21,892      4,078   74,091

  Military Housing

    Comparable           -         -           -          -        -
---------------------------------------------------------------------
    Total            4,859       (89)        560          -    5,508

  Sale of
   Residential
   Development
   Project          10,090         -           -          -   10,090
---------------------------------------------------------------------

Total Residential
 Group

    Comparable      43,808     1,405      14,842          -   57,245
---------------------------------------------------------------------
    Total           65,730     2,571      22,452      4,078   89,689

Total Rental
 Properties

    Comparable     247,344    23,909      22,928          -  246,363
---------------------------------------------------------------------
    Total          279,728    21,271      37,829      4,078  300,364

Land Development
 Group              10,096       734         199          -    9,561

The Nets            (5,477)        -         762          -   (4,715)

Corporate
 Activities        (23,342)        -           -          -  (23,342)

---------------------------------------------------------------------
Grand Total       $261,005  $ 22,005     $38,790     $4,078 $281,868
---------------------------------------------------------------------

            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information


                      Net Operating Income (dollars in thousands)
                 -----------------------------------------------------
                            Six Months Ended July 31, 2006
                 ----------------------------------------------------
                                         Plus               Pro-Rata
                    Full              Unconsol-     Plus     Consol-
                   Consol-    Less      idated    Discon-    idation
                   idation  Minority Investments   tinued     (Non-
                   (GAAP)   Interest at Pro-Rata Operations   GAAP)
                  ---------------------------------------------------

Commercial Group
  Retail

    Comparable    $ 96,284   $  9,940     $ 5,795   $     - $ 92,139
---------------------------------------------------------------------
    Total           99,379      8,682       6,206     1,330   98,233

  Office
   Buildings

    Comparable      89,872     10,780       2,095         -   81,187
---------------------------------------------------------------------
    Total           88,188     11,286       2,095        18   79,015

  Hotels

    Comparable       6,224          -         962         -    7,186
---------------------------------------------------------------------
    Total            6,175          -         962     7,229   14,366

  Earnings from
   Commercial
   Land Sales       10,549        158           -         -   10,391

  Other             (9,370)     4,033          50         -  (13,353)
---------------------------------------------------------------------

Total Commercial
 Group

    Comparable     192,380     20,720       8,852         -  180,512
---------------------------------------------------------------------
    Total          194,921     24,159       9,313     8,577  188,652

Residential Group
  Apartments

    Comparable      42,601      1,327      13,367         -   54,641
---------------------------------------------------------------------
    Total           47,681      1,576      15,559    11,873   73,537

  Military
   Housing

    Comparable           -          -           -         -        -
---------------------------------------------------------------------
    Total            3,619          -          99         -    3,718

  Sale of
   Residential
   Development
   Project               -          -           -         -        -
---------------------------------------------------------------------

Total Residential
 Group

    Comparable      42,601      1,327      13,367         -   54,641
---------------------------------------------------------------------
    Total           51,300      1,576      15,658    11,873   77,255

Total Rental
 Properties

    Comparable     234,981     22,047      22,219         -  235,153
---------------------------------------------------------------------
    Total          246,221     25,735      24,971    20,450  265,907

Land Development
 Group              37,977      1,979         489         -   36,487

The Nets           (12,742)         -       2,332         -  (10,410)

Corporate
 Activities        (18,296)         -           -         -  (18,296)

---------------------------------------------------------------------
Grand Total       $253,160   $ 27,714     $27,792   $20,450 $273,688
---------------------------------------------------------------------

            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information

                                                       Net Operating
                                                       Income (dollars
                                                        in thousands)
                                                      ----------------
                                                          % Change
                                                      ----------------
                                                                Pro-
                                                                 Rata
                                                        Full   Consol-
                                                       Consol- idation
                                                       idation  (Non-
                                                       (GAAP)   GAAP)
                                                       ---------------

Commercial Group
  Retail

    Comparable                                            8.1%    5.6%
------------------------------------------------------
    Total

  Office Buildings

    Comparable                                            1.7%    1.9%
------------------------------------------------------
    Total

  Hotels

    Comparable                                           28.9%   26.4%
------------------------------------------------------
    Total

  Earnings from Commercial Land Sales

  Other
------------------------------------------------------

Total Commercial Group

    Comparable                                            5.8%    4.8%
------------------------------------------------------
    Total

Residential Group
  Apartments

    Comparable                                            2.8%    4.8%
------------------------------------------------------
    Total

  Military Housing

    Comparable
------------------------------------------------------
    Total

  Sale of Residential Development Project
------------------------------------------------------

Total Residential Group

    Comparable                                            2.8%    4.8%
------------------------------------------------------
    Total

Total Rental Properties

    Comparable                                            5.3%    4.8%
------------------------------------------------------
    Total

Land Development Group

The Nets

Corporate Activities

------------------------------------------------------
Grand Total
------------------------------------------------------


Development Pipeline

----------------------------------------------------------------------

July 31, 2007
2007 Openings and Acquisitions (9)
                                  Dev             FCE
                                  (D)   Date     Legal
                                  Acq Opened/ Ownership %  Pro-Rata
        Property/ Location        (A) Acquired    (h)    FCE % (h)(1)


Retail Centers:
Promenade Bolingbrook/
 Bolingbrook, IL                   D   Q1-07       100.0%      100.0%
Victoria Gardens - Bass Pro/Rancho
 Cucamonga, CA                     D   Q2-07        80.0%       80.0%


Office:
Colorado Studios/ Denver, CO       A   Q1-07        90.0%       90.0%
Commerce Court/ Pittsburgh, PA     A   Q1-07        70.0%      100.0%
Illinois Science and Technology
 Park - Building Q/Skokie, IL     A/D  Q1-07       100.0%      100.0%
Richmond Office Park/ Richmond, VA A   Q2-07       100.0%      100.0%


Residential:
Stapleton Town Center - Botanica
 Phase II/Denver, CO               D   Q2-07        90.0%       90.0%
Tobacco Row - Cameron Kinney/
 Richmond, VA                      A   Q2-07       100.0%      100.0%

Condominiums:
Mercury (c)/Los Angeles, CA        D   Q2-07        50.0%       50.0%

Total Openings (d)
LESS: Above properties to be sold
 as Condominiums
Openings and Acquisitions less
 Condominiums


----------------------------------------------------------------------
Residential Phased-In Units (c)
 (e):
Arbor Glenn/ Twinsburg, OH         D   2004-07      50.0%       50.0%
Pine Ridge Expansion/ Willoughby
 Hills, OH                         D   2005-07      50.0%       50.0%
Cobblestone Court/ Painesville, OH D   2006-08      50.0%       50.0%

Total (g)

----------------------------------------------------------------------
See Attached Footnotes

Development Pipeline

----------------------------------------------------------------------

July 31, 2007
2007 Openings and Acquisitions (9)
                                     Cost at
                                       FCE
                                     Pro-Rata
              Cost at Full  Total     Share
                Consol-      Cost   (Non-GAAP) Sq. ft./     Gross
 Property/      idation    at 100%     (b)      No. of     Leasable
   Location    (GAAP) (a)    (2)    (1) X (2)   Units        Area
                       (in millions)
             ---------------------------------

Retail
 Centers:
Promenade
 Bolingbrook/
 Bolingbrook,
 IL           $      148.0   $ 148.0 $   148.0   755,000    429,000(f)
Victoria
 Gardens -
 Bass
 Pro/Rancho
 Cucamonga,
 CA                   41.2      41.2      33.0   180,000    180,000
             ------------------------------------------------------
              $      189.2   $ 189.2 $   181.0   935,000    609,000
             ---------------------------------=====================

Office:
Colorado
 Studios/
 Denver, CO   $        2.0   $   2.0 $     1.8    75,000
Commerce
 Court/
 Pittsburgh,
 PA                   26.5      26.5      26.5   378,000
Illinois
 Science and
 Technology
 Park -
 Building
 Q/Skokie, IL         49.1      49.1      49.1   160,000
Richmond
 Office Park/
 Richmond, VA        115.0     115.0     115.0   571,000(i)
             -------------------------------------------
              $      192.6   $ 192.6 $   192.4 1,184,000
             ---------------------------------==========

Residential:
Stapleton
 Town Center
 - Botanica
 Phase
 II/Denver,
 CO           $       26.3   $  26.3 $    23.7       154
Tobacco Row -
 Cameron
 Kinney/
 Richmond, VA         31.0      31.0      31.0       259
             -------------------------------------------
              $       57.3   $  57.3 $    54.7       413
              --------------------------------==========
                                                            Units
                                                            Sold at
Condominiums:                                              7/31/07
                                                           --------
Mercury
 (c)/Los
 Angeles, CA  $        0.0   $ 156.3  $   78.2       238      59
              --------------------------------==========

              --------------------------------
Total
 Openings (d) $      439.1   $ 595.4 $   506.3
             =================================
LESS: Above
 properties
 to be sold
 as
 Condominiums  $       0.0   $ 156.3 $    78.2
              --------------------------------
Openings and
 Acquisitions
 less
 Condominiums  $     439.1   $ 439.1 $   428.1
              ================================


--------------------------------------------------------
Residential
 Phased-In
 Units (c)
 (e):                              Opened in '07 / Total
                          ------------------------------
Arbor Glenn/
 Twinsburg,
 OH           $        0.0   $  18.4 $     9.2    48/288
Pine Ridge
 Expansion/
 Willoughby
 Hills, OH             0.0      16.4       8.2    40/162
Cobblestone
 Court/
 Painesville,
 OH                    0.0      24.6      12.3    24/304

             -------------------------------------------
Total (g)     $        0.0   $  59.4 $    29.7   112/754
             ---------------------------------==========

--------------------------------------------------------
See Attached
 Footnotes


Development Pipeline

----------------------------------------------------------------------
July 31, 2007
Under Construction (17)

                             Dev
                             (D)                             Pro-Rata
                             Acq  Anticipated    FCE Legal    FCE %
      Property Location      (A)    Opening   Ownership % (h) (h)(1)

Retail Centers:
Orchard Town Center/
 Westminster, CO              D      Q1-08        100.0%       100.0%
Shops at Wiregrass (c)/
 Tampa, FL                    D      Q3-08         50.0%        66.7%
East River Plaza (c)/
 Manhattan, NY                D      Q1-09         35.0%        50.0%
White Oak Village/ Richmond,
 VA                           D      Q3-08         50.0%       100.0%
Village at Gulfstream (c)/
 Hallandale, FL               D      Q3-08         50.0%       100.0%
Promenade at Temecula
 Expansion/ Temecula, CA      D      Q1-09         75.0%        75.0%
Ridge Hill Retail/ Yonkers,
 NY                           D      Q4-09         70.0%       100.0%


Office:
New York Times/ Manhattan, NY D      Q3-07         70.0%        79.5%
Johns Hopkins - 855 North
 Wolfe Street/ East
 Baltimore, MD                D      Q2-08         76.6%        76.6%


Residential:
Lucky Strike/ Richmond, VA    D      Q1-08        100.0%       100.0%
Uptown Apartments (c)/
 Oakland, CA                  D   Q4-07/Q4-08      50.0%        50.0%
Ohana Military Communities,
 Hawaii Increment I (c) (e)/
 Honolulu, HI                 D    2005-2008       10.0%        10.0%
Dallas Mercantile/ Dallas, TX D   Q1-08/Q3-08     100.0%       100.0%
Military Housing - Navy
 Midwest (c) (e)/ Chicago, IL D    2006-2009       25.0%        25.0%
Air Force Academy (c) (e)/
 Colorado Springs, CO         D    2007-2009       50.0%        50.0%
Military Housing - Marines,
 Hawaii Increment II (c) (e)/
 Honolulu, HI                 D    2007-2010       10.0%        10.0%
Military Housing - Navy,
 Hawaii Increment III (c)
 (e)/ Honolulu, HI            D    2007-2010       10.0%        10.0%




Total Under Construction (j)


----------------------------------------------------------------------
Residential Phased-In Units
 (c) (e):
Cobblestone Court/
 Painesville, OH              D     2006-08        50.0%        50.0%
Sutton Landing/ Brimfield, OH D     2007-08        50.0%        50.0%
Stratford Crossing/
 Wadsworth, OH                D     2007-09        50.0%        50.0%
Total (k)

----------------------------------------------------------------------
See Attached Footnotes

Note: Sterling Glen of Roslyn, which was reported as Under
 Construction at April 30, 2007, was sold on July 2, 2007 prior to its opening.

Development Pipeline

----------------------------------------------------------------------
July 31, 2007
Under Construction (17)
                                 Cost at
                                   FCE
               Cost at          Pro-Rata
                 Full             Share
               Consoli- Total     (Non-
                dation    Cost    GAAP)   Sq. ft./    Gross      Pre-
  Property      (GAAP)  at 100%    (b)     No. of   Leasable    Leased
   Location      (a)      (2)    (1)X(2)   Units      Area         %
                     (in millions)
              ---------------------------
Retail
 Centers:
Orchard Town
 Center/
 Westminster,
 CO              $158.5   $158.5   $158.5 968,000(l)  554,000      60%
Shops at
 Wiregrass
 (c)/ Tampa,
 FL                 0.0    142.9     95.3   646,000   356,000      66%
East River
 Plaza (c)/
 Manhattan, NY      0.0    380.0    190.0   514,000   514,000      64%
White Oak
 Village/
 Richmond, VA      70.1     70.1     70.1   796,000   290,000      56%
Village at
 Gulfstream
 (c)/
 Hallandale,
 FL                 0.0    155.6    155.6   392,000   392,000(m)   17%
Promenade at
 Temecula
 Expansion/
 Temecula, CA     106.2    106.2     79.7   144,000   144,000      31%
Ridge Hill
 Retail/
 Yonkers, NY      669.0    669.0    669.0 1,244,000 1,244,000(n)   13%
              -----------------------------------------------
               $1,003.8 $1,682.3 $1,418.2 4,704,000 3,494,000
              ---------------------------====================

Office:
New York
 Times/
 Manhattan, NY   $517.5   $517.5   $411.4   737,000(o)             86%
Johns Hopkins
 - 855 North
 Wolfe Street/
 East
 Baltimore, MD    104.7    104.7     80.2   278,000(p)             36%
              -------------------------------------
                 $622.2   $622.2   $491.6 1,015,000
              ---------------------------==========

Residential:
Lucky Strike/
 Richmond, VA      39.5     39.5     39.5       131
Uptown
 Apartments
 (c)/ Oakland,
 CA                 0.0    202.3    101.2       665
Ohana Military
 Communities,
 Hawaii
 Increment I
 (c) (e)/
 Honolulu, HI       0.0    316.5     31.7     1,952
Dallas
 Mercantile/
 Dallas, TX       136.1    136.1    136.1       366(q)
Military
 Housing -
 Navy Midwest
 (c) (e)/
 Chicago, IL        0.0    264.7     66.2     1,658
Air Force
 Academy (c)
 (e)/ Colorado
 Springs, CO        0.0     82.5     41.3       427
Military
 Housing -
 Marines,
 Hawaii
 Increment II
 (c) (e)/
 Honolulu, HI       0.0    338.8     33.9     1,175
Military
 Housing -
 Navy, Hawaii
 Increment III
 (c) (e)/
 Honolulu, HI       0.0    614.6     61.5     2,519
              -------------------------------------
                 $175.6 $1,995.0   $511.4     8,893
              ---------------------------==========



              ---------------------------
Total Under
 Construction
 (j)           $1,801.6 $4,299.5 $2,421.2
              ===========================


---------------------------------------------------
Residential
 Phased-In
 Units (c)
 (e):                          Under Const. / Total
                       ----------------------------
Cobblestone
 Court/
 Painesville,
 OH                $0.0    $24.6    $12.3   168/304
Sutton
 Landing/
 Brimfield, OH      0.0     15.9      8.0   216/216
Stratford
 Crossing/
 Wadsworth, OH      0.0     25.3     12.7   108/348
              -------------------------------------
Total (k)          $0.0    $65.8    $33.0   492/868
              =====================================

---------------------------------------------------
See Attached
 Footnotes

Note: Sterling Glen of Roslyn, which was reported as Under
 Construction at April 30, 2007, was sold on July 2, 2007 prior to its opening.


Development Pipeline

----------------------------------------------------------------------

2007 FOOTNOTES
---------------------------------------------------------------------

( a )   Amounts are presented on the full consolidation method of
         accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
( b )   Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
( c )   Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
( d )   The difference between the full consolidation cost amount
         (GAAP) of $439.1 million to the Company's pro-rata share (a non-GAAP measure) of $506.3 million consists of a reduction to full consolidation for minority interest of $11.0 million of cost and the addition of its share of cost for unconsolidated investments of $78.2 million.
( e )   Phased-in openings. Costs are representative of the total
         project.
( f )   Includes 39,000 square feet of office space.
( g )   The difference between the full consolidation cost amount
         (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $29.7 million consists of the Company's share of cost for unconsolidated investments of $29.7 million.
( h )   As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.
( i )   Includes 11 office buildings.
( j )   The difference between the full consolidation cost amount
         (GAAP) of $1,801.6 million to the Company's pro-rata share (a non-GAAP measure) of $2,421.2 million consists of a reduction to full consolidation for minority interest of $157.1 million of cost and the addition of its share of cost for unconsolidated investments of $776.7 million.
( k )   The difference between the full consolidation cost amount
         (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $33.0 million consists of Forest City's share of cost for unconsolidated investments of $33.0 million.
( l )   Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office space.
( m )   Includes 67,000 square feet of office space.
( n )   Includes 156,000 square feet of office space.
( o )   Includes 23,000 square feet of retail space. At July 31,
         2007, this property is included in Completed Rental Properties on the Company's balance sheet since construction is substantially complete and certain tenants control their space while completing their custom improvements.
( p )   Includes 19,000 square feet of retail space.
( q )   Includes 18,000 square feet of retail space.



    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith, Executive Vice President,
             Chief Financial Officer, 216-621-6060
             or
             Thomas T. Kmiecik, Assistant Treasurer, 216-621-6060 or
             On the Web: www.forestcity.net